HOME BUILDING BANCORP, INC. REPORTS
                              THIRD QUARTER RESULTS



Washington, Indiana, July 15, 1999 -- Home Building Bancorp, Inc. (BB: HBBI, the "Corporation") the holding company for Home Building Savings Bank, FSB (the "Bank"), today reported results for the three and nine month periods ended June 30, 1999.


For the quarter ended June 30, 1999, the Corporation earned net income of $109,000, or $0.39 diluted earnings per share of common stock, compared to $77,000, or $0.26 diluted earnings per share for the same quarter in 1998. For the nine months period ended June 30, 1999, net income was $270,000, or $0.96 diluted earnings per share of common stock compared to $230,000, or $0.79 diluted earnings per share for the same period in 1998.

Net interest income before provision for loan losses was $391,000 up 12.0% for the quarter ended June 30, 1999 compared to $349,000 for the same period in 1998. For the nine months ended June 30, 1999, net interest income before provision for loan losses was $1,123,000, up 2.6% from $1,095,000 for the same nine-month period in 1998. Loan interest for the most recent quarter, and for the year to date, have increased due to strong loan growth. Interest expense on deposits fell for the most recent quarter compared to a year ago, because the Bank was able to reduce some of the interest rates it pays for deposits. Deposit growth for the fiscal year to date is primarily attributed to the increase in short-term public deposits. Noninterest income for the quarter ended June 30, 1999, was $46,000 compared to $65,000 for the same quarter in 1998. The reduction was due primarily to decreased customer service fees earned by the Bank's service corporation. For the nine months ended June 30, 1999, noninterest income remained the same at $136,000. Noninterest expense for the most recent quarter was $281,000,compared to $300,000 for the same quarter a year ago, due primarily to lower computer expense and professional fees. During the quarter ended June 30, 1999, the Bank increased staffing with the addition of a commercial loan officer. For the nine-month period ended June 30, 1999, noninterest expense was $862,000 compared to $884,000 for the same period in 1998. The reduction was due to lower professional fees and miscellaneous expenses.

Nonperforming assets were $38,000 as of June 30, 1999, or .08% of total assets, compared with $135,000, or .30% of total assets on June 30, 1998. The allowance for loan losses was $86,000 as of June 30, 1999, which represented 226% on nonperfomring assets and .24% of total loans.

As of June 30, 1999, net loans outstanding were $36.0 million compared to $32.7 million as of September 30, 1998. Total assets of Home Building Bancorp, Inc. as of June 30, 1999 were $48.8 million compared to $45.1 million as of September 30, 1998. Shareholder's equity totaled $6.1 million, or $21.71 per share as of June 30, 1999, based on 281,635 shares outstanding.


FOR IMMEDIATE RELEASE                  For Further Information Contact:

July 15, 1999                          Bruce A. Beesley, President
                                         and Chief Executive Officer
                                       Home Building Bancorp, Inc.
                                       200 E. Van Trees Street
                                       Washington, Indiana  47501
                                       (812) 254-2641

                                           Home Building Bancorp, Inc.
                                             SELECTED FINANCIAL DATA
                                                    (Unaudited)


                                                                                       At                      At
                                                                                    June 30,              September 30,
                                                                                      1999                    1998
                                                                                  ------------           --------------
                                                                                          (In Thousands)


Condensed Consolidated Statements of Financial Condition
------------------------------------------------------------


Cash and due from banks....................................................          $   944               $  1,367
Interest-bearing deposits with banks.......................................            5,772                  4,239
Loans receivable, net......................................................           36,008                 32,659
Investment securities......................................................            1,906                  1,662
Mortgage-backed securities.................................................            2,866                  4,010
Other assets...............................................................            1,287                  1,166
                                                                                     -------                -------
    Total assets...........................................................          $48,783                $45,103
                                                                                     =======                =======

Deposits...................................................................           35,490                 32,167
Other liabilities..........................................................            7,179                  6,764
Shareholders' equity.......................................................            6,113                  6,172
                                                                                     -------                -------
    Total liabilities & shareholders' equity...............................          $48,783                $45,103
                                                                                     =======                =======


                                                                   For the three months                For the nine months
                                                                      Ended June 30,                      Ended June 30,
                                                               ---------------------------         -----------------------------
                                                                   1999            1998                1999             1998
                                                               -----------       ---------         -------------    ------------
                                                                         (Dollars in thousands, except per share data)

Condensed Consolidated Statements of Income
----------------------------------------------


Total interest income.........................................      $846             $815             $2,488           $2,438
Total interest expense........................................       455              466              1,365            1,343
                                                                    ----             ----              -----            -----
Net interest income...........................................       391              349              1,123            1,095
Provision for loan losses.....................................        --               10                 15               17
                                                                  ------            -----            -------          -------
Net interest income after provision for
  loan losses.................................................       391              339              1,108            1,078
                                                                    ----             ----              -----            -----
Non-interest income...........................................        46               65                146              153
Non-interest expense..........................................       281              300                862              884
                                                                    ----             ----             ------             ----
Income before income taxes....................................       156              104                392              347
Income tax expense............................................        47               27                122              117
                                                                   -----            -----             ------            -----
Net income....................................................      $109            $  77               $270             $230
                                                                    ====            =====               ====             ====

Basic earnings per share of common stock......................     $0.39            $0.26              $0.96            $0.79
                                                                   =====            =====              =====            =====
Weighted average shares outstanding...........................   281,056          291,367            283,157          290,173
                                                                 =======          =======            =======          =======
Diluted earnings per share of common stock....................     $0.39            $0.26              $0.96            $0.78
                                                                   =====            =====              =====            =====
Diluted weighted average shares outstanding...................   281,056          296,381            283,157          295,187
                                                                 =======          =======            =======          =======
